UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):   September 25, 2007

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4C Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 495-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.02 Termination of a Material Definitive Agreement

The discussion set forth below under “Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers” is incorporated in this Item “1.02 – Termination of a Material Definitive Agreement.”

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 25, 2007, Palatin Technologies, Inc. (the “Company”) implemented a reduction of workforce (“Reduction of Workforce”) pursuant to which the Company’s workforce has been reduced by approximately 30%, leaving the Company with 64 employees. The Reduction of Workforce was substantially complete on September 25, 2007. The Company undertook the Reduction of Workforce in order to conserve cash and align its workforce with its anticipated staffing needs in light of the delay in plans for the initiation of Phase 3 clinical trials with bremelanotide, the Company’s nasally administered melanocortin-based peptide, for treatment of male erectile dysfunction.

In connection with the Reduction of Workforce, the Company currently expects to incur expenses associated with one-time termination benefits of approximately $500,000 in the quarter ending September 30, 2007.

The press release announcing the Reduction of Workforce is attached hereto as Exhibit 99. Neither the filing of the press release as an exhibit to this report nor the inclusion in the press release of a reference to our internet address shall, under any circumstances, be deemed to incorporate the information available at our internet address into this report. The information available at our internet address is not part of this report or any other report filed by us with the Securities and Exchange Commission (the “SEC”).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

In connection with the Reduction of Workforce, the Company’s current vice president and chief scientific officer, Shubh D. Sharma, Ph.D., has ceased employment with the Company effective September 25, 2007. Subject to certain conditions including the execution of a release in favor of the Company, the Company will provide Dr. Sharma with the benefits contained in Section 5.2(b) of the Employment Agreement dated October 1, 2005 (the “Sharma Agreement”), between the Company and Dr. Sharma. The Sharma Agreement is Exhibit 10.35 to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2005, filed with the SEC on November 8, 2005; for a description of the terms of the Sharma Agreement, see “Employment Agreements” in the Company’s Proxy Statement on Schedule 14A for the Company’s 2006 Annual Meeting of Stockholders filed with the SEC on October 30, 2006, which description is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits:

99 Press Release dated September 26, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: September 26, 2007	By: /s/ Stephen T. Wills Stephen T. Wills, CPA, MST Executive Vice President - Operations and Chief Financial Officer

EXHIBIT INDEX

99	Press Release dated September 26, 2007